Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

KKR & CO. INC.

(Effective May 31, 2022)

ARTICLE I
OFFICES

Section 1.01       Registered Office. The registered office and registered agent of KKR & Co. Inc. (the “Corporation”) shall be as set forth in the Certificate of Incorporation of the Corporation (as in effect from time to time, the “Certificate of Incorporation”). The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.01          Annual Meetings. If required, annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, on such date and at such time as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine that annual meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.02        Special Meetings. Special meetings of stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held at such place, if any, either within or without the State of Delaware, on such date and at such time, and for such purpose or purposes, as the Board of Directors shall determine and state in the notice of meeting, if any. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors subject to the requirements of the Certificate of Incorporation.

 Section 2.03        Notice of Stockholder Business and Nominations

(a)       Nominations of Persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04, (ii) by or at the direction of the Board of Directors or any authorized committee thereof or (iii) by the Series I Preferred Stockholder.

(b)     Notwithstanding Section 2.03(a), if at any time applicable law provides stockholders of the Corporation other than the Series I Preferred Stockholder the right to propose business to be brought before a meeting of stockholders at an annual meeting, then any such stockholder may bring any such business before such meeting only if such stockholder (i) is entitled to vote at the annual meeting on the proposal of such business, (ii) has complied with the notice procedures set forth in paragraphs (c) and (d) of this Section 2.03, (iii) was a stockholder of record as of the time such notice is delivered to the Secretary of the Corporation and as of the record date for notice and voting at the annual meeting and (iv) is a stockholder of record as of the date of the annual meeting. Nothing in this Section 2.03 shall be deemed to provide any voting or other rights or powers to the stockholders of the Corporation, but shall instead set forth the procedures and requirements applicable to stockholders of the Corporation other than the Series I Preferred Stockholder with respect to bringing business before an annual meeting in circumstances in which they are entitled by law to do so.

(c)        For business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.03(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must constitute a proper matter for action by stockholders. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which preceding year’s annual meeting shall, for purposes of the Corporation’s first annual meeting of stockholders after the date of these amended and restated bylaws, be deemed to have occurred on June 22, 2021; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

(d)        Such stockholder’s notice shall set forth (a) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder (x) is a holder of record of the stock of the Corporation at the time of the giving of the notice, (y) will be entitled to vote at such meeting on the proposal of such business such stockholder intends to bring before the annual meeting and (z) will appear in person or by proxy at the annual meeting to propose such business, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal. A stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct.

(e)         Except as provided in Sections 2.03(g), 2.03(h) and 3.02, only such Persons who are nominated in accordance with the procedures set forth in Section 2.03(a) shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors or the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the annual meeting of stockholders, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder making a proposal (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present such business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a Person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting of stockholders and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.

(f)       For purposes of this Section 2.03, public announcement may be made by any means permitted by applicable law, including disclosure in a press release, on the website of the Corporation or in a document publicly filed with the Commission pursuant to the Exchange Act and the rules and regulations of the Commission thereunder.

(g)        Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to these Bylaws, and compliance with Section 2.03(b) shall be the exclusive means for a stockholder other than the Series I Preferred Stockholder to submit business to the extent permitted pursuant to Section 2.03(b).

(h)       Notwithstanding anything to the contrary contained in the provisions of this Section 2.03, the Series I Preferred Stockholder shall not be subject to the notice procedures or other requirements set forth in this Section 2.03.

Section 2.04      Notice of Meetings. If required by law, whenever stockholders are required to take any action at an annual or special meeting of stockholders, a timely notice in writing or by electronic transmission of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, any such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.05       Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 2.06        Quorum. The stockholders of the Corporation holding a majority of the voting power of the Outstanding stock of the class or classes entitled to vote at a meeting (including stock of the Corporation deemed owned by the Series I Preferred Stockholder) represented in person or by proxy shall constitute a quorum at a meeting of stockholders of such class or classes unless any such action by the stockholders of the Corporation requires approval by stockholders holding a greater percentage of the voting power of such stock, in which case the quorum shall be such greater percentage. At any meeting of the stockholders of the Corporation duly called and held in accordance with the Certificate of Incorporation and these Bylaws at which a quorum is present, the act of stockholders holding Outstanding stock of the Corporation that in the aggregate represents a majority of the voting power of the Outstanding stock entitled to vote at such meeting shall be deemed to constitute the act of all stockholders, unless a greater or different percentage is required with respect to such action under the Certificate of Incorporation or applicable law, in which case the act of the stockholders holding Outstanding stock that in the aggregate represents at least such greater or different percentage of the voting power shall be required. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding stock of the Corporation specified in the Certificate of Incorporation or these Bylaws (including stock of the Corporation deemed owned by the Series I Preferred Stockholder). In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the affirmative vote of stockholders holding at least a majority of the voting power of the Outstanding stock of the Corporation present and entitled to vote at such meeting (including stock of the Corporation deemed owned by the Series I Preferred Stockholder) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 2.05 of these Bylaws.

Section 2.07        Conduct of a Meeting. To the fullest extent permitted by law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the stockholders of the Corporation or solicitation of written consents in lieu of a meeting of stockholders, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 8.01 of the Certificate of Incorporation, the conduct of voting, the validity and effect of any proxies, the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting and similar matters. The Board of Directors shall designate a Person to serve as chairman of any meeting, who, to the fullest extent permitted by law, shall, among other things, be entitled to exercise the powers of the Board of Directors set forth in this Section 2.07. The Board of Directors may make such other regulations consistent with applicable law, the Certificate of Incorporation and these Bylaws as it may deem necessary or advisable concerning the conduct of any meeting of the stockholders or solicitation of stockholder action by written consent in lieu of a meeting, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of ballots, proxies and written consents.

Section 2.08        Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the Person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of stock of the Corporation Outstanding and the voting power of each such share, (ii) determine the shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No Person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01        Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not directed or required by the DGCL or the Certificate of Incorporation to be exercised or done by the stockholders. The Board of Directors shall not be responsible for the day-to-day business, operations and affairs of the Designated Subsidiaries and Advised Entities, including transactions entered into by a Designated Subsidiary or an Advised Entity in the ordinary course.

Section 3.02        Number of Directors; Removal; Vacancies and Newly Created  Directorships. Subject to the rights of holders of Preferred Stock, the Series I Preferred Stockholder shall have full authority unilaterally to approve the number of directors to constitute the Board of Directors (which number of directors may be increased or decreased solely by the Series I Preferred Stockholder). Subject to any limitations then set forth in the Certificate of Incorporation, and other than with respect to any directors elected solely by the holders of Preferred Stock, the Series I Preferred Stockholder shall have full authority unilaterally to remove and replace any director, with or without cause, at any time and for any reason or no reason. Except as otherwise provided by the Certificate of Incorporation, any directorships created as a result of an increase in the size of the Board of Directors or vacancies (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the Series I Preferred Stockholder. Each director, including each appointed to fill a vacancy or newly created directorship, shall hold office until the next annual meeting of stockholders for the election of directors or action by written consent of stockholders in lieu of annual meeting for the purpose of electing directors and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal. Directors need not be stockholders.

Section 3.03         Independence. A majority of the directors of the Corporation shall be Independent Directors.

Section 3.04     Resignations. Any director may resign at any time by giving notice of such director’s resignation in writing or by electronic transmission to the Chairman or Co-Chairman of the Board of Directors or the Secretary of the Board of Directors. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05       Compensation. The Board of Directors shall have the authority to fix the compensation of directors or to establish policies for the compensation of directors and for the reimbursement of expenses of directors, in each case, in connection with services provided by directors to the Corporation. The directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings, or their service as committee members may be compensated as part of their stated salary as a director.

Section 3.06       Meetings; Chairman, Vice Chairman and Secretary. The Board of Directors may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by any Chairman or Co-Chairman of the Board of Directors or, in the absence of a Chairman or Co-Chairman of the Board of Directors, by any director on at least 24 hours’ (or less in times of emergency) notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of electronic transmission or communication at such time and at such place as shall from time to time be determined by the Board of Directors. Notice of any such meeting need not be given to any director, however, if waived by such director in writing or by telegraph, telex, cable, wireless or other form of electronic transmission or communication, or if such director shall be present at such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. The Board of Directors, with the approval of the Series I Preferred Stockholder, may appoint a “Chairman,” “Co-Chairman,” “Vice Chairman” and “Secretary” of the Board of Directors, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. At each meeting of the Board of Directors, any Chairman or Co-Chairman of the Board of Directors or, in the absence of a Chairman or Co-Chairman of the Board of Directors, a director chosen by a majority of the directors present, shall act as chairman of the meeting. In case the Secretary of the Board of Directors shall be absent from any meeting of the Board of Directors, a director or officer chosen by a majority of the directors present shall act as secretary of the meeting.

Section 3.07        Quorum; Voting; Adjournment. Subject to the requirements of the Certificate of Incorporation and Section 3.08, at all meetings of the Board of Directors, a majority of the then total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the then total number of directors shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.08       Conflict of Interest. If a director abstains from voting on any matter in which he or she has a conflict of interest, the vote of a majority of the then total number of directors who have not so abstained shall be the act of the Board of Directors.

Section 3.09       Committees; Committee Rules. Except as expressly set forth in these Bylaws, the Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to applicable law, the Certificate of Incorporation and these Bylaws, the powers and authority of the Board of Directors. A majority of all the members of any such committee shall constitute a quorum for the transaction of business by the committee. A majority of all the members of any such committee present at a meeting at which a quorum is present may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.10       Audit Committee. The Board of Directors shall have an Audit Committee. Such committee shall have and exercise such power and authority as the Board of Directors shall specify from time to time. Upon consideration of the criteria contained in Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 303A of the NYSE Listed Company Manual, in each case including any amendments, replacements or successors thereto, each director that is a member of such committee shall be independent. Each director that is a member of such committee shall be “financially literate” pursuant to the requirements of Section 303A.07 of the NYSE Listed Company Manual, including any amendments, replacements or successors thereto.

Section 3.11        Conflicts Committee. The Board of Directors shall have a Conflicts Committee. Such committee shall have and exercise such power and authority as the Board of Directors shall specify from time to time. Upon consideration of the criteria contained in Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act and Section 303A of the NYSE Listed Company Manual, in each case including any amendments, replacements or successors thereto, each director that is a member of such committee shall be independent. Such committee shall be required to approve any amendment to a Covered Agreement that, in the reasonable judgment of the Board of Directors, is or will result in a conflict of interest. Such committee shall be authorized to take any action (x) to enforce the rights of the Corporation, directly or through one or more entities controlled by the Corporation, under any Covered Agreement against KKR Holdings (and any subsidiary or other designee of KKR Holdings through which KKR Holdings holds any Common Stock or Series I Preferred Stock of the Corporation or Group Partnership Units), any KKR Holdings Affiliated Person, KKR & Co. L.L.C., KKR Associates Holdings (and any subsidiary or other designee of KKR Associates Holdings through which KKR Associates Holdings holds Group Partnership Units, including KKR Intermediate Partnership), any KKR Associates Holdings Affiliated Person or each other party to the Contribution and Indemnification Agreements, or (y) pursuant to any authority or rights granted to such committee under any Covered Agreement or with respect to any amendment, supplement, modification or waiver to any such agreement that would purport to modify such authority or rights.

Section 3.12      Nominating and Corporate Governance Committee. The Board of Directors shall have a Nominating and Corporate Governance Committee. Upon consideration of the criteria contained in Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act and Section 303A.04 of the NYSE Listed Company Manual, in each case including any amendments, replacements or successors thereto, at least one director that is a member of such committee shall be independent. Such committee shall have and exercise such power and authority as the Board of Directors shall specify from time to time.

Section 3.13     Executive Committee. The Board of Directors shall have an Executive Committee. Such committee shall be comprised of the Chairman or Co-Chairmen of the Board of Directors and any other director or directors selected by the Chairman or Co-Chairmen from time to time. Such committee shall have and exercise such power and authority as the Board of Directors shall specify from time to time; provided, that the Executive Committee shall not be authorized or empowered to take actions that have been specifically delegated to other committees of the Board of Directors or to take actions with respect to (A) the declaration of dividends on the common stock of the Corporation; (B) a merger, sale or combination of the Corporation with or into another Person; (C) a sale, lease or exchange of all or substantially all of the assets, taken as a whole, of the Corporation; (D) a liquidation or dissolution of the Corporation; (E) any action that must be submitted to a vote of the holders of the stock of the Corporation; or (F) any action that may not be delegated to a committee of the Board of Directors under the Certificate of Incorporation, these Bylaws or the DGCL.

Section 3.14        Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in meetings of the Board of Directors, or any committee thereof, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.15       Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee, as the case may be. After any such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 3.16        Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such Person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other Person as to matters the member reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV
OFFICERS

Section 4.01        Appointment, Selection and Designation of Officers Other Than Chief Executive Officer or Co-Chief Executive Officers. The Chief Executive Officer or Co-Chief Executive Officers may, from time to time as they deem advisable, select and designate other officers of the Corporation and assign titles to any such Persons, including “President,” “Co-President,” “Chief Operating Officer,” “Co-Chief Operating Officer,” “Chief Financial Officer,” “General Counsel,” “Chief Legal Officer,” “Chief Administrative Officer,” “Chief Compliance Officer,” “Principal Accounting Officer,” “Vice President,” “Treasurer,” “Assistant Treasurer,” “Secretary,” “Assistant Secretary,” “General Manager,” “Senior Managing Director,” “Managing Director,” “Director” or “Principal.” Any vacancies occurring in any office other than the offices of Chief Executive Officer or Co-Chief Executive Officer may be filled by the Chief Executive Officer or Co-Chief Executive Officers in the same manner as such officers are appointed and selected pursuant to this Section 4.01.

Section 4.02      Delegation of Duties. Unless the Board of Directors determines otherwise, if a title is one commonly used for officers of a corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office. The Board of Directors may delegate to any officer any of the Board of Director’s powers to the extent permitted by applicable law, including the power to bind the Corporation. Any delegation pursuant to this Section 4.02 may be revoked at any time by the Board of Directors.

Section 4.03        Officers As Agents. The officers, to the extent of their powers set forth under applicable law, the Certificate of Incorporation or these Bylaws or otherwise vested in them by action of the Board of Directors not inconsistent with applicable law, the Certificate of Incorporation or these Bylaws, are agents of the Corporation for the purpose of the Corporation’s business and the actions of the officers taken in accordance with such powers shall bind the Corporation.

ARTICLE V
STOCK

Section 5.01      List of Stockholders Entitled To Vote. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote at the meeting is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote at the meeting as of the 10th day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, if any, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting, if any, if required by law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.01 or to vote in Person or by proxy at any meeting of stockholders.

Section 5.02        Fixing Date for Determination of Stockholders of Record.

(a)        In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at or attend such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determinations. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at or attend a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at or attend a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at or attend the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at or attend the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.03        Stock Certificates. Unless the Board of Directors shall provide by resolution or resolutions otherwise in respect of some or all of any or all classes or series of stock of the Corporation, the stock of the Corporation shall not be evidenced by certificates. Stock certificates that may be issued shall be executed on behalf of the Corporation by any two duly authorized officers of the Corporation. No certificate evidencing shares of Common Stock or Preferred Stock shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors resolves to issue certificates evidencing shares of Common Stock or Preferred Stock in global form, the certificates evidencing such shares of Common Stock or Preferred Stock shall be valid upon receipt of a certificate from the Transfer Agent certifying that the certificates evidencing such shares of Common Stock or Preferred Stock have been duly registered in accordance with the directions of the Corporation. The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent on certificates, if any, representing shares of stock of the Corporation is expressly permitted.

Section 5.04        Mutilated, Destroyed, Lost or Stolen Stock Certificates.

(a)       If any mutilated certificate evidencing shares of stock of the Corporation is surrendered to the Transfer Agent, two authorized officers of the Corporation shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new certificate evidencing the same number and class of stock as the certificate so surrendered.

(b)     Any two authorized officers of the Corporation shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new certificate in place of any certificate previously issued if the record holder of shares represented by the certificate

(i)            makes proof by affidavit, in form and substance satisfactory to the Corporation, that a previously issued certificate has been lost, destroyed or stolen;

(ii)          requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)          if requested by the Corporation, delivers to the Corporation a bond, in form and substance satisfactory to the Corporation, with surety or sureties and with fixed or open penalty as the Corporation may direct to indemnify the Corporation, the stockholders and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

(iv)         satisfies any other reasonable requirements imposed by the Corporation.

(c)       As a condition to the issuance of any new certificate under this Section 5.04, the Corporation may require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

Section 5.05        Registration and Transfer of Stock.

(a)        The Corporation shall keep or cause to be kept on behalf of the Corporation a stock ledger in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of this Section 5.05, the Corporation will provide for the registration and transfer of stock of the Corporation. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Stock and Preferred Stock (other than Series I Preferred Stock) and transfers of such stock as herein provided. The Corporation shall not recognize transfers of certificates evidencing shares of stock of the Corporation unless such transfers are effected in the manner described in this Section 5.05. Upon surrender of a certificate for registration of transfer of any shares of stock of the Corporation evidenced by a certificate, and subject to the provisions of Section 5.05(b), any two authorized officers of the Corporation shall execute and deliver, and in the case of Common Stock and Preferred Stock (other than Series I Preferred Stock), the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new certificates evidencing the same aggregate number and type of stock of the Corporation as was evidenced by the certificate so surrendered.

(b)       The Corporation shall not recognize any transfer of shares of stock of the Corporation evidenced by certificates until the certificates evidencing such shares of stock are surrendered for registration of transfer. No charge shall be imposed by the Corporation for such transfer; provided that as a condition to the issuance of any new certificate, the Corporation may require the payment of a sum sufficient to cover any tax or other charge that may be imposed with respect thereto.

(c)       Subject to (i) the provisions of the Certificate of Incorporation (including, with respect to any series of Preferred Stock of the Corporation, the provisions of any certificate of designations establishing such series), (ii) Section 5.05(d), (iii) any contractual provisions binding on any holder of shares of stock of the Corporation and (iv) provisions of applicable law, including the Securities Act, the stock of the Corporation shall be freely transferable. Stock of the Corporation issued pursuant to any employee-related policies or equity benefit plans, programs or practices adopted by the Corporation may be subject to any transfer restrictions contained therein.

(d)       Notwithstanding the other provisions of this Section 5.05, no transfer of any shares of stock of the Corporation shall be made if such transfer would violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any U.S. state securities commission or any other governmental authority with jurisdiction over such transfer; provided, that nothing in this Section 5.05 shall preclude the settlement of any transactions involving shares of stock of the Corporation entered into through the facilities of any National Securities Exchange on which such shares of stock are listed for trading.

ARTICLE VI
BOOKS, RECORDS, ACCOUNTING

Section 6.01     Records and Accounting. The Corporation shall keep or cause to be kept appropriate books and records with respect to the Corporation’s business. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or 1 or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, conforms with the requirements of the DGCL. The books of the Corporation shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 6.02        Fiscal Year. The fiscal year of the Corporation (each, a “Fiscal Year”) shall be a year ending December 31. The Board of Directors, subject to the approval of the Series I Preferred Stockholder in accordance with Section 15.03(b)(v) of the Certificate of Incorporation, may change the Fiscal Year of the Corporation at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the stockholders of such change in the next regular communication to stockholders.

ARTICLE VII
MISCELLANEOUS

Section 7.01        Definitions. Terms used in these Bylaws and not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in these Bylaws:

“Advised Entity” means any fund or vehicle that is advised, sponsored, raised or managed by the Corporation or its Affiliates or any portfolio investment of any such fund or vehicle.

“Board of Directors” has the meaning assigned to such term in Section 1.01.

“Certificate of Incorporation” has the meaning assigned to such term in Section 1.01. “Corporation” has the meaning assigned to such term in Section 1.01.

“Covered Agreement” means any of the Exchange Agreement, the Tax Receivable Agreement, the Group Partnership Agreement, the Certificate of Incorporation or Contribution and Indemnification Agreement.

“electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Fiscal Year” has the meaning assigned to such term in Section 6.02.

“KKR & Co. L.L.C.” means KKR & Co. L.L.C., a Delaware limited liability company, prior to the acquisition of it by a subsidiary of the Corporation on January 1, 2020.

“KKR Associates Holdings Affiliated Person” means each Person that is as of the effective date of these Bylaws or becomes from time to time (i) a general partner or limited partner of KKR Associates Holdings or (ii) a general partner, limited partner or holder of any other type of equity interest of any Person included in clause (i) above.

“KKR Holdings” means KKR Holdings L.P., a Delaware partnership prior to the acquisition of it by a subsidiary of the Corporation on May 31, 2022.

“KKR Holdings Affiliated Person” means each Person that is as of the date of these Bylaws or becomes from time to time (i) a general partner or a limited partner of KKR Holdings or (ii) a general partner, limited partner or holder of any other type of equity interest of any Person included in clause (i) above.

“Designated Subsidiary” of any Person shall have the meaning assigned to such term in the Certificate of Incorporation.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of July 14, 2010, among KKR Holdings, KKR Management Holdings Corp., the Partnership and KKR Management Holdings L.P., as it may be further amended, supplemented or restated from time to time.

Section 7.02         Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation.

Section 7.03       Delivery to the Corporation. Whenever these Bylaws require any holder of Common Stock (including a record or beneficial owner thereof) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, with respect to any notice from any record or beneficial owner of Common Stock under the Certificate of Incorporation, these Bylaws or the DGCL, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the DGCL.

Section 7.04       Construction; Section Headings. For purposes of these Bylaws, unless the context otherwise requires, (i) references to “Articles”, “Sections” and “clauses” refer to articles, sections and clauses of these Bylaws and (ii) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.05      Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII
AMENDMENTS

Section 8.01      Amendments. Except as provided in Section 8.02 of these Bylaws or the Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, amend and repeal, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or the Certificate of Incorporation.

Section 8.02       Series I Preferred Stockholder Approval. In addition to any vote or consent required by the Certificate of Incorporation, these Bylaws or applicable law, the amendment or repeal, in whole or in part, of Sections 2.05 through 2.07, Sections 3.02 through 3.15, Sections 5.03 through 5.05 and Article IV, Article VI and this Article VIII, or the adoption of any provision inconsistent therewith, shall require the prior approval of the Series I Preferred Stockholder.

Section 8.03        Independent Director Approval. Any adoption, amendment or repeal of these Bylaws that expressly modifies or prejudices the rights of the Independent Directors shall require the affirmative vote or consent of the majority of the Independent Directors.

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